Exhibit 99.1

iPower to Form Dedicated AI Subsidiary to Pursue AI Hardware Leasing Business

Company sees preliminary interest from prospective customers seeking to lease AI computing hardware once acquired

RANCHO CUCAMONGA, Calif., July 21, 2026 -- iPower Inc. (Nasdaq: IPW) ("iPower" or the "Company") today announced plans to form a dedicated artificial intelligence subsidiary focused on AI hardware leasing and potential compute resource distribution opportunities. Through the subsidiary, iPower intends to evaluate acquiring AI computing hardware and leasing that hardware to prospective customers. The Company is currently in discussions with prospective customers that have expressed preliminary, non-binding interest in leasing such equipment if and when it is acquired and available for deployment.

The proposed business model is straightforward: iPower would seek to acquire AI hardware, make the hardware available to customers that need AI computing capacity, and generate revenue by leasing the equipment to customers. Certain potential leasing structures may include substantial upfront lease payments by customers, subject to negotiation, customer credit evaluation, hardware availability and definitive agreements.

In addition to hardware leasing, iPower may evaluate a compute resource distribution model through which AI computing capacity supported by deployed hardware may be made available to customers, data centers, compute operators or infrastructure partners.

"We believe many businesses want access to AI computing power but may not want to buy, finance or manage specialized hardware directly," said Lawrence Tan, Chief Executive Officer of iPower. "Our planned AI subsidiary is intended to create a focused platform for iPower to acquire or finance AI hardware and lease that hardware to customers seeking AI infrastructure capacity."

"While no definitive customer agreements have been signed, we are seeing preliminary market interest and are evaluating potential lease structures, including structures that may provide meaningful upfront lease payments," Mr. Tan added. "We believe this approach could allow iPower to participate in demand for AI computing infrastructure through a simple, asset-backed leasing model."

While the Company is actively seeking out opportunities, to date, iPower has not yet entered into definitive agreements for the acquisition, financing, deployment or leasing of AI hardware, and there can be no assurance that any preliminary customer interest will result in completed transactions, revenue or profit. Our newly formed subsidiary, iPower AI LLC, and its related business strategy remain subject to market conditions, hardware availability, financing, customer demand, data center arrangements, due diligence, legal and regulatory considerations and the execution of definitive agreements.

About iPower Inc.

iPower Inc. (Nasdaq: IPW) is a technology- and data-driven company executing a focused strategy at the intersection of AI infrastructure and real-world commerce. Building on its established e-commerce operations, technology platform and capital markets experience, the Company is expanding into AI infrastructure investments and related financing ecosystems.

Through targeted investments in digital assets, infrastructure financing protocols and other AI-related opportunities, iPower seeks to participate in the growth of the compute, data center and infrastructure layers that support artificial intelligence. Leveraging its operating experience, ecosystem relationships and capital markets access, iPower is building a scalable business designed to generate durable long-term value for stockholders.

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For more information, please visit www.meetipower.com.

Forward-Looking Statements

All statements other than statements of historical fact in this press release are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995.

Forward-looking statements include, but are not limited to, statements regarding the Company's planned formation of a dedicated AI subsidiary, AI hardware leasing strategy, potential acquisition or financing of AI computing hardware, preliminary interest from prospective customers, potential upfront lease payments, potential leasing revenue, potential compute resource distribution opportunities, future capital deployment, business opportunities and long-term stockholder value creation. These statements involve known and unknown risks and uncertainties and are based on current expectations and projections.

Actual results may differ materially from those set forth herein. iPower undertakes no obligation to update forward-looking statements except as required by law. Investors are encouraged to review iPower's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Investor Relations Contact

IPW.IR@meetipower.com

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